FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Announces Fiscal Year 2013 Guidance

SAN JOSE, Calif., May 15, 2013 - SunPower Corp. (NASDAQ: SPWR) today announced financial guidance for fiscal year 2013.

The company's second quarter 2013 consolidated non-GAAP guidance is as follows: revenue of $550 million to $600 million, gross margin of 14 percent to 16 percent, net income per diluted share of $0.05 to $0.15 and megawatts (MW) recognized in the range of 260 MW to 280 MW. On a GAAP basis, the company expects revenue of $540 million to $590 million, gross margin of 13 percent to 15 percent and net loss per diluted share of ($0.25) to ($0.15).

For fiscal year 2013, the company expects non-GAAP revenue of $2.5 billion to $2.6 billion, gross margin of 15 percent to 17 percent, net income per diluted share of $0.60 to $0.80, capital expenditures of $60 million to $80 million and gigawatts (GW) recognized in the range of 1.0 GW to 1.1 GW. On a GAAP basis, the company expects revenue of $2.6 billion to $2.7 billion, gross margin of 15 percent to 17 percent and net income (loss) per diluted share of ($0.05) to $0.20. SunPower remains committed to reducing its operational expenses by 10 percent compared to 2012 and expects to generate free cash flow, including lease financings, in the range of $100 million to $200 million while continuing to invest in its technology roadmap and manufacturing cost reduction initiatives.

SunPower will provide additional details on the company's second quarter and fiscal year 2013 outlook during its 2013 Analyst Day to be held today, May 15, 2013 starting at 10:00 am Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company's website prior to the commencement of the event. To listen to the webcast, investors are encouraged to visit the company's Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP guidance is reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company's quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “guidance,” “expects,” “committed to,” “continuing to,” “roadmap,” cost reduction initiatives,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) guidance for the second fiscal quarter, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net loss per diluted share, (b) guidance for fiscal year 2013, including non-GAAP revenue, gross margin, net income per diluted share, capital expenditures and MW recognized and GAAP revenue, gross margin and net income/loss per diluted share, and (c) reducing operational expenses, (d) generating free cash flow, including lease financings, and (e) investing in technology roadmap and manufacturing reduction initiatives. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) increasing supply and competition in the industry and lower average selling prices, impact on revenues, gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets and long-lived assets; (iii) company's success in completing the design, construction and maintenance of California Valley Solar Ranch and Antelope Valley Solar Ranch, and any early termination in the agreements between NRG or MidAmerican and SunPower for these projects, and any liquidated damages that are payable under these agreements; (iv) the company's ability to meet its cost reduction plans and reduce its operating expenses; (v) the company's ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items, third parties' willingness to renegotiate or cancel above market contracts, and the resolution of any disputes, arbitration or litigation relating to suppliers; (vi) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vii) the company's ability to obtain additional financing for its residential lease program and its ability to grow the residential lease program in North America and globally; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) timeline for revenue recognition and impact on the company's operating results; (x) the significant investment required to construct power plants and the company's ability to sell or otherwise monetize power plants; (xi) fluctuations in the company's operating results and its unpredictability; (xii) the availability of financing arrangements for the company's projects and the company's customers; (xiii) potential difficulties associated with operating the joint venture with AU Optronics; (xiv) success in achieving cost reduction, and the company's ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company's liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise;(xvii) the company's ability to achieve the expected benefits from its relationship with Total S.A.; (xviii) the success of the company's ongoing research and development efforts and the acceptance of the company's new products and services; (xix) the company's ability to protect its intellectual property; (xx) the company's exposure to foreign exchange, credit and interest rate risk; (xxi) the joint venture in China being able to obtain all required government approvals and the company's ability to successfully operate the joint venture in China; (xxii) being able to manage market conditions in Europe and reach profitability in Europe; (xxiii) the accuracy of assumptions and compliance with treasury cash grant and IRS guidance, and the timing and amount of cash grant and investment tax credit received, including the impact of sequestration; (xxiv) possible consolidation of the joint venture AUO SunPower; and (xxv) other risks described in the company's Annual Report on Form 10-K for the year ended December 30, 2012, the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss), net income (loss) per share, non-GAAP earnings before interest, taxes, depreciation and amortization (non-GAAP EBITDA), and non-GAAP EBITDA excluding net loss attributable to noncontrolling interest (adjusted EBITDA). Management believes that each of these non-GAAP measures (gross margin, operating income (loss), net income (loss) per share, non-GAAP EBITDA, and adjusted EBITDA) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense and other items as described below. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense, restructuring charges, and other items as described below. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, other items as described below, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

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Non-GAAP EBITDA and adjusted EBITDA. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, cash interest expense, net of interest income, provision for income taxes, depreciation, and other items as described below. In addition, the presentation of non-GAAP EBITDA includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Adjusted EBITDA further excludes net loss attributable to noncontrolling interest. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

Included items

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Utility and power plant projects. The company includes adjustments to non-GAAP revenue and non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S GAAP real estate accounting guidance. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

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Stock-based compensation expense. Stock-based compensation expense relates primarily to SunPower stock awards such as restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

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Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25 percent senior convertible debentures and 0.75 percent senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5 percent senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5 percent senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without non-cash interest expense.

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Restructuring charges. In October 2012, the company approved a reorganization to accelerate operating cost reduction and improve overall operating efficiency (the October 2012 Restructuring Plan). Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

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Other. Beginning with the first quarter of fiscal 2013 the company has combined amounts previously disclosed under separate captions. These amounts were previously disclosed under one of the following captions:

•	Goodwill and other intangible asset impairment

•	Amortization of intangible assets

•	Restructuring charges (related to actions prior to the October 2012 Restructuring Plan)

•	Charges on manufacturing step reduction plan

•	Non-recurring idle equipment impairment

•	Class action settlement

•	Acquisition and integration costs

•	Loss on change in European government incentives

•	Gain (loss) on mark-to-market derivative instruments

•	Gain on share lending arrangement

•	Gain on sale of equity interest in unconsolidated investee

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Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

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Cash interest expense, net of interest income. Specifically to calculate non-GAAP EBITDA and adjusted EBITDA, the company excludes cash interest expense, net of interest income that is recorded during the period. Non-cash interest expense is included within the “Non-cash interest expense” caption as described above.

•	Provision for income taxes. Specifically to calculate non-GAAP EBITDA and adjusted EBITDA, the company excludes the provision for income taxes that is recorded during the period.

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Depreciation. Specifically to calculate non-GAAP EBITDA and adjusted EBITDA, the company excludes depreciation that is recorded during the period. Amortization of intangible assets is included within the “Other” caption as described above.

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Net loss attributable to noncontrolling interest. Specifically to calculate adjusted EBITDA, the company excludes the net loss attributable to noncontrolling interest that is recorded during the period.

For more information on SunPower's use of non-GAAP financial measures, please see the Current Report on Form 8-K filed on May 2, 2013, and the table captioned “Q2 2013 Guidance” set forth at the end of this release.

Q2 2013 Guidance

Q2 2013 GUIDANCE (in thousands except per share data)	Q2 2013	Fiscal 2013
Revenue (GAAP)	$540,000-$590,000	$2,600,000-$2,700,000
Revenue (non-GAAP) (a)	$550,000-$600,000	$2,500,000-$2,600,000
Gross margin (GAAP)	13%-15%	15%-17%
Gross margin (non-GAAP) (b)	14%-16%	15%-17%
Net income (loss) per diluted share (GAAP)	($0.25)-($0.15)	($0.05)-$0.20
Net income per diluted share (non-GAAP) (c)	$0.05-$0.15	$0.60-$0.80

(a)
Estimated non-GAAP amounts above include a net adjustment of approximately $10 million for Q2 2013 and exclude a net adjustment of approximately $100 million for fiscal 2013 of estimated revenue for utility and power plant projects.

(b)
Estimated non-GAAP amounts above for Q2 2013 reflect adjustments that include the gross margin of approximately $3 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $3 million and estimated non-cash interest expense of approximately $1 million. Estimated non-GAAP amounts above for fiscal 2013 reflect adjustments that exclude a gross margin of approximately $30 to 35 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $10 million, estimated non-cash interest expense of approximately $3 million, and estimated other items of approximately $1 million.

(c)
Estimated non-GAAP amounts above for Q2 2013 reflect adjustments that include the gross margin of approximately $3 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $9 million, estimated non-cash interest expense of approximately $12 million, estimated restructuring charges of approximately $3 million, estimated other items of approximately $2 million and estimated tax effect of approximately $6 million. Estimated non-GAAP amounts above for fiscal 2013 reflect adjustments that include the gross margin of approximately $30 to 35 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $37 million, estimated non-cash interest expense of approximately $50 million, estimated restructuring charges of approximately $9 million, estimated other items of approximately $6 million and estimated tax effect of approximately $2 million.